SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.______)

Filed by the Registrant    (X)

Filed by a Party other than the Registrant  ( )

Check the appropriate box:


( )    Preliminary Proxy Statement

(X) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

(X)    Definitive Proxy Statement

( )    Definitive Additional Materials

( )    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


              First Citizens Bancorporation of South Carolina, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fees (Check the appropriate box):

(X)    No fee required.

( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:

       (2)      Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid:

( )    Fee paid previously with preliminary materials

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:

       (2)      Form, Schedule or Registration Statement No.:

       (3)      Filing Party:

       (4)      Date Filed:

                          FIRST CITIZENS BANCORPORATION
                             OF SOUTH CAROLINA, INC.
                                1230 MAIN STREET
                         COLUMBIA, SOUTH CAROLINA 29202

               ------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               ------------------------------------------------

     NOTICE is hereby given that the Annual Meeting of Shareholders of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") will be held in the Board Room on the third floor of the First Citizens Banking Center located at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 26, 2000, at 2:30 p.m.

     The purposes of the meeting are:

     (1) FIXING THE NUMBER OF DIRECTORS: To consider a proposal to fix the number of directors to be elected at 18; and,

     (2) ELECTION OF DIRECTORS: To elect 18 directors of Bancorp for terms of one year or until their respective successors are duly elected and qualified; and,

     (3) OTHER BUSINESS: To transact any other business properly presented for action at the Annual Meeting.

     The Board of Directors has fixed the close of business on March 10, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. RETURNING A SIGNED APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.


                                        By Order of the Board of Directors



                                        /s/ E. W. WELLS
                                        ----------------------
                                        E. W. WELLS, Secretary






March 24, 2000

                          FIRST CITIZENS BANCORPORATION
                            OF SOUTH CAROLINA, INC.
                                1230 MAIN STREET
                        COLUMBIA, SOUTH CAROLINA 29202


                         ----------------------------
                                 PROXY STATEMENT
                         ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS


GENERAL


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") of appointments of proxy in the enclosed form for use at the Annual Meeting of Bancorp's shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held in the Board Room on the third floor of the First Citizens Banking Center located at 1314 Park Street, Columbia, South Carolina, on Wednesday, April 26, 2000, at 2:30 p.m. This Proxy Statement is being mailed to Bancorp's shareholders on or about March 24, 2000.



     References in this Proxy Statement to "FCBank" and "Exchange Bank" refer to Bancorp's bank subsidiaries, First-Citizens Bank and Trust Company of South Carolina and The Exchange Bank of South Carolina, Inc., and references to the "Banks" refer collectively to those bank subsidiaries.


APPOINTMENT AND VOTING OF PROXIES


     Persons named in the enclosed appointment of proxy to represent shareholders as proxies at the Annual Meeting (the "Proxies") are E. Hite Miller, Sr., Jim B. Apple, and E. W. Wells. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted by the Proxies in accordance with the directions contained therein. If no directions are given, those shares will be voted by the Proxies "FOR" Proposal 1 and "FOR" the election of each of the nominees for director named in Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 2 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by the Board of Directors. On any other matters that may properly be presented for action at the Annual Meeting, the Proxies will be authorized to vote in accordance with their best judgment.



REVOCATION OF APPOINTMENT OF PROXY

     Any shareholder who executes an appointment of proxy may to revoke it at any time before it is exercised by filing with Bancorp's Secretary, E. W. Wells, at Post Office Box 29, 1230 Main Street, Columbia, South Carolina 29202, either a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.


EXPENSES OF SOLICITATION

     Bancorp will pay all costs of the solicitation of appointments of proxy for the Annual Meeting, including costs of preparing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, appointments of proxy may be solicited personally or by telephone by directors, officers and employees of Bancorp and the Banks.


RECORD DATE

     The close of business on March 10, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on the Record Date will be eligible to vote on the matters presented for action by shareholders at the Annual Meeting.

VOTING SECURITIES


     On the Record Date, Bancorp's voting securities consisted of (i) 901,444 outstanding shares of $5 par value Common Stock, (ii) 51,680 outstanding shares of $50 par value preferred stock (which includes 8,305 shares of Series A, 11,810 shares of Series B, and 31,565 shares of Series F), (iii) 6,769 outstanding shares of $20 par value Series C preferred stock, and (iv) 8,477 outstanding shares of no par value Series G preferred stock. Under South Carolina law, shares of Series A, Series B and Series F are considered to constitute a single class of preferred stock ("$50 Par Preferred"); shares of Series C are considered to constitute a separate class of preferred stock ("$20 Par Preferred "); and shares of Series G are considered to constitute a separate class of preferred stock ("No Par Preferred"). Unless class voting of such shares is required by law, each outstanding share of Bancorp's voting securities is entitled to one vote, without distinction as to class or series, for each director to be elected and on each other matter submitted for voting. Class voting rights will not apply in the election of directors or the voting on Proposal 1 at the Annual Meeting.



VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL


     For Proposal 1 to be approved, the votes cast favoring the proposal must exceed the votes cast against it. In the election of directors, the 18 nominees receiving the highest numbers of votes will be elected. As long as a quorum is present, abstentions and broker non-votes will have no effect in the voting at the Annual Meeting.


     In the election of directors, any shareholder will be entitled to cumulate his or her votes by giving one nominee a number of votes equal to the number of directors to be elected and for whose election the shareholder has a right to vote multiplied by the number of shares the shareholder is entitled to vote, or by distributing that number of votes on the same principle among any number of nominees. A shareholder who intends to cumulate his votes shall either (i) give written notice of his intention to the President or other officer of Bancorp not less than 48 hours before the time fixed for the meeting (and which notice must be announced in the meeting before the voting), or (ii) announce his intention in the meeting before the voting for directors commences; and all shareholders entitled to vote at the meeting shall, without further notice, be entitled to cumulate their votes. If cumulative voting is to be used, persons presiding at the meeting may (or if requested by any shareholder, shall) recess the meeting for a reasonable time (not to exceed two hours) to allow deliberation by shareholders. If cumulative voting is in effect at the Annual Meeting, the Proxies or their substitutes will be authorized, at their discretion, to distribute their votes equally or unequally among the nominees for election as directors named in Proposal 2 and in a manner which would tend to elect the greatest number of such nominees (or any substitutes therefor) as the number of votes cast by the Proxies would permit.


BENEFICIAL OWNERSHIP OF SECURITIES

     PRINCIPAL SHAREHOLDERS. As of the Record Date, persons known to Bancorp's management to own beneficially or of record 5% or more of any class of Bancorp's voting securities were as follows:



                                                AMOUNT AND
                                                NATURE OF
                       NAME AND ADDRESS         BENEFICIAL         PERCENTAGE OF     PERCENTAGE OF
TITLE OF CLASS         OF BENEFICIAL OWNER      OWNERSHIP(1)       CLASS(2)          TOTAL VOTES(2)
--------------------   ----------------------   ----------------   ---------------   ---------------
Common Stock           Frank B. Holding           354,785(3)            39.36%            36.64%
                       Smithfield, NC
                       Lewis R. Holding           191,269(4)            21.22%            19.75%
                       Lyford Cay, Bahamas
                       North State Trustees        53,886(5)             5.98%             5.56%
                       Charlotte, NC
$50 Par Preferred      Pearl S. Arant               3,504                6.78%              .36%
                       Pageland, SC
                       Gladys W. Griggs             4,630                8.96%              .48%
                       Pageland, SC
                       Frank B. Holding             3,556(3)             6.88%              .37%
                       Smithfield, NC
                       E. W. Wells                  3,645                7.05%              .38%
                       Columbia, SC

                                               AMOUNT AND
                                               NATURE OF
                       NAME AND ADDRESS        BENEFICIAL       PERCENTAGE OF     PERCENTAGE OF
TITLE OF CLASS         OF BENEFICIAL OWNER     OWNERSHIP(1)     CLASS(2)          TOTAL VOTES(2)
--------------------   ---------------------   --------------   ---------------   ---------------
$20 Par Preferred      Peter M. Bristow            448              6.62%              .05%
                       Columbia, SC
                       Carolina Bonded             462              6.83%              .05%
                       Storage Co.
                       Columbia, SC
                       Jay C. Case                 594              8.78%              .06%
                       Columbia, SC
                       Frank B. Holding          2,268(3)          33.51%              .23%
                       Smithfield, NC
                       E. W. Wells                 583              8.61%              .06%
                       Columbia, SC
No Par Preferred       Peter M. Bristow          1,257(6)          14.83%              .13%
                       Columbia, SC
                       Frank B. Holding          6,107(3)          72.04%              .63%
                       Smithfield, NC

---------
(1) Except as otherwise noted, each named individual exercises sole voting and investment power with respect to all shares.

(2) "Percentage of Class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of Total Votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of Bancorp's voting securities.

(3) Includes an aggregate of 56,101 shares of Common Stock held by certain corporations and other entities which Mr. F. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 147,837 shares of Common Stock, 3,556 shares of $50 Par Preferred, 2,268 shares of $20 Par Preferred and 6,107 shares of No Par Preferred held by or in trust for Mr. Holding's spouse, adult children and their spouses, and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 46,980 shares of Common Stock also are included in the shares shown as beneficially owned by Lewis R. Holding, and 1,257 shares of No Par Preferred also are included in the shares shown as beneficially owned by Peter M. Bristow.

(4) Includes 81,980 shares of Common Stock held by certain corporations and other entities which Mr. L. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 11,286 shares of Common Stock held by or in trust for Mr. Holding's spouse and adult daughter and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 46,980 shares also are included in the shares shown as beneficially owned by Mr. F. Holding.

(5) Consists of shares held by two irrevocable grantor trusts (the "1976 Trust" and the "1990 Trust") with respect to which Carmen P. Holding currently is the sole beneficiary. Ms. Holding has sole power to direct the voting, and shared power (with the six trustees) to direct the disposition, of the 2,341 shares held by the 1976 Trust. The written agreement pertaining to the 1990 Trust provides that, in connection with their voting of the 51,545 shares held by that trust, the trustees will consult with the then current beneficiaries who are at least 40 years of age, but that the trustees will not be bound by the voting preference of any such beneficiary.

(6) Includes 200 shares held by Mr. Bristow's spouse and with respect to which shares he disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. F. Holding.

     MANAGEMENT. As of the Record Date, the beneficial ownership of Bancorp's equity securities by its current directors, nominees for election as directors and certain named executive officers, and by all current directors and executive officers of Bancorp as a group, was as follows:



                                                                    AMOUNT AND
                                                                    NATURE OF
                                                                    BENEFICIAL             PERCENTAGE    PERCENTAGE OF
TITLE OF CLASS                 NAME OF BENEFICIAL OWNER             OWNERSHIP(1)           OF CLASS(2)   TOTAL VOTES(2)
----------------------------   ----------------------------------   ------------------   -------------   ---------------
Common Stock                   Jim B. Apple                                  346                .04%            .04%
                               Richard W. Blackmon                           110                .01%            .01%
                               Peter M. Bristow                           21,344(3)            2.37%           2.20%
                               George H. Broadrick                           118                .01%            .01%
                               Walter C. Cottingham                        1,400(4)             .16%            .14%
                               Jack M. Edwards                               435(5)             .05%            .04%
                               William E. Hancock III                      3,820(6)             .42%            .39%
                               Robert B. Haynes                           38,138(7)            4.23%           3.94%
                               Wycliffe E. Haynes                         38,243(8)            4.24%           3.95%
                               Lewis M. Henderson                              5                .00%            .00%
                               Carmen P. Holding                           2,441(9)             .27%            .25%
                               Frank B. Holding                          354,785(10)          39.36%          36.64%
                               Charles S. McLaurin, III                      114                .01%            .01%
                               E. Hite Miller, Sr.                         8,306(11)            .92%            .86%
                               N. Welch Morrisette, Jr.                      118                .01%            .01%
                               E. Perry Palmer                               800                .09%            .08%
                               William E. Sellars                         38,198(12)           4.24%           3.94%
                               Henry F. Sherrill                           2,546                .28%            .26%
                               All directors and executive
                               officers as a group (28 persons)          482,492              53.52%          49.83%
$50 Par Preferred              Peter M. Bristow                              637(3)            1.23%            .07%
                               Frank B. Holding                            3,556(10)           6.88%            .37%
                               Dan H. Jordan                                 367                .71%            .04%
                               All directors and executive
                               officers as a group (28 persons)            7,993              15.47%            .83%
$20 Par Preferred              Peter M. Bristow                              448(3)            6.62%            .05%
                               Jay C. Case                                   594               8.78%            .06%
                               Frank B. Holding                            2,268(10)          33.51%            .23%
                               All directors and executive
                               officers as a group (28 persons)            3,564              52.65%            .37%
No Par Preferred               Peter M. Bristow                            1,257(3)           14.83%            .13%
                               Frank B. Holding                            6,107(10)          72.04%            .63%
                               All directors and executive
                               officers as a group (28 persons)            6,368                .71%            .66%
Non-voting Common (13)         Frank B. Holding                           18,806(10)          51.65%             --
                               All directors and executive
                               officers as a group (28 persons)           18,806              51.65%             --
Non-voting Preferred (13)      Peter M. Bristow                              254(3)           48.38%             --
                               Frank B. Holding                              378(10)          72.00%             --
                               All directors and executive                                                       --
                               officers as a group (28 persons)              378              72.00%

---------
(1) Except as otherwise noted, each named individual, and individuals included in the group, exercise sole voting and investment power with respect to all shares.


(2) "Percentage of Class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of stock. "Percentage of Total Votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of Bancorp's voting securities.


(3) Includes an aggregate of 19,801 shares of Common Stock, 483 shares of $50 Par Preferred, 448 shares of $20 Par Preferred, 200 shares of No Par Preferred and 104 shares of Non-voting Preferred held by, or in trust for the benefit of, Mr. Bristow's spouse, and with respect to shares he disclaims beneficial ownership. All listed shares also are shown as beneficially owned by Mr. F. Holding.

(4) Includes 12 shares held by Dr. Cottingham jointly with his spouse and with respect to which he exercises shared voting and investment power.


(5) Includes 35 shares held by Mr. Edwards' spouse and with respect to which shares he disclaims beneficial ownership.

(6) Includes an aggregate of 2,836 shares held by two entities which Mr. Hancock may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power.

(7) Includes 37,998 shares held by an entity which Mr. R. Haynes may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. W. Haynes and Mr. Sellars.

(8) Includes 37,998 shares held by an entity which Mr. W. Haynes may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. R. Haynes and Mr. Sellars. Also includes 109 shares held by Mr. W. Haynes' spouse and with respect to which shares he disclaims beneficial ownership.

(9) Includes 2,341 shares held in trust for Ms. Holding's benefit and with respect to which shares she may be deemed to exercise shared voting and investment power.

(10) Includes an aggregate of 56,101 shares of Common Stock and 18,806 shares of Non-voting Common held by certain corporations and other entities which Mr.
     F. Holding may be deemed to control and with respect to which shares he may be deemed to exercise shared voting and investment power, and an aggregate of 147,837 shares of Common Stock, 3,556 shares of $50 Par Preferred, 2,268 shares of $20 Par Preferred, 6,107 shares of No Par Preferred, and 378 shares of Non-voting Preferred held by or in trust for Mr. Holding's spouse, adult children and their spouses, and with respect to which shares he disclaims beneficial ownership. Of the listed shares, 21,344 shares of Common Stock, 637 shares of $50 Par Preferred, 448 shares of $20 Par Preferred, 1,257 shares of No Par Preferred, and 254 shares of Non-voting Preferred also are included in the shares shown as beneficially owned by Mr. Bristow, and 8,076 shares of Common Stock also are shown as beneficially owned by Mr. Miller.

(11) Includes 8,076 shares held by a corporation which Mr. Miller may be deemed to control and with respect to which shares he may be deemed to exercise shares voting and investment power. These shares also are shown as beneficially owned by Mr. Holding.

(12) Includes 37,998 shares held by an entity which Mr. Sellars may be deemed to be control and with respect to which shares he may be deemed to exercise shared voting and investment power. These shares also are shown as beneficially owned by Mr. R. Haynes and Mr. W. Haynes.

(13) Except as required by law, holders of Bancorp's Non-voting Common and Non-voting Preferred have no right to vote unless dividends are in arrears on such stock, in which case the holders may cast one vote per share in the election of directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Bancorp's directors and executive officers are required by Federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of Bancorp's equity securities. Based on its review of copies of those reports, Bancorp's proxy materials are required to disclose failures to report shares beneficially owned or changes in such beneficial ownership, or to timely file required reports, during the previous fiscal year. During 1999, and due to an administrative error by Bancorp, the report covering a purchase of 35 shares by a family member of Jack M. Edwards was not filed until 13 days after its due date.


                  PROPOSAL 1: FIXING THE NUMBER OF DIRECTORS


     Bancorp's bylaws provide for a Board of Directors composed of not less than seven nor more than 34 directors. Bancorp's shareholders set the actual number of directors to be elected each year at the Annual Meeting. The Board of Directors currently consists of 18 directors, and a proposal will be submitted for voting by shareholders at the Annual Meeting that the number of directors to be elected be fixed at 18.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 1. TO BE APPROVED, THE VOTES CAST FAVORING PROPOSAL 1 MUST EXCEED THE VOTES CAST AGAINST IT.

                        PROPOSAL 2: ELECTION OF DIRECTORS


     Bancorp's directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and have qualified. The 18 persons named below have been nominated by the Board of Directors for election as directors at the Annual Meeting. Each of the nominees currently serves as a director of Bancorp.



                                                             YEAR FIRST
          NAME AND AGE          POSITIONS WITH BANCORP(1)    ELECTED(2)  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------- --------------------------- ------------ --------------------------------------------------
 Jim B. Apple                   Director, President and         1993     Officer of Bancorp and FCBank
 47                             Chief Executive Officer

 Richard W. Blackmon            Director                        1970     Owner, Richard Blackmon Construction Co.
 85                                                                      (construction and land development)

 Peter M. Bristow(3)(5)         Director, Executive             1999     Officer of Bancorp and FCBank
 33                             Vice President and
                                Chief Operating Officer

 George H. Broadrick            Director                        1972     Director and retired President, First Citizens
 77                                                                      BancShares, Inc. and First-Citizens Bank &
                                                                         Trust Company, Raleigh, NC

 Walter C. Cottingham, DVM(3)   Director                        1999     Veterinarian and owner, Cottingham
 67                                                                      Veterinary Hospital

 Jack M. Edwards(3)             Director                        1999     President, Edwards Insurance Agency, Inc.
 72                                                                      (insurance and real estate)

 William E. Hancock III         Director                        1976     President, Hancock Buick/BMW Company
 54                                                                      (auto dealer)

 Robert B. Haynes(4)            Director                        1972     Chairman and Vice President, C. W. Haynes
 54                                                                      and Company, Inc. (mortgage banking and
                                                                         real estate)

 Wycliffe E. Haynes(4)          Director                        1972     Vice President and Treasurer, C. W. Haynes
 56                                                                      and Company, Inc. (mortgage banking and
                                                                         real estate)

 Lewis M. Henderson             Director                        1996     Senior member, Henderson & Associates
 46                                                                      (certified public accountants) since 1999;
                                                                         previously, partner with Tourville, Simpson &
                                                                         Henderson (certified public accountants)

 Carmen P. Holding(5)           Director                        1992     Former Assistant, Susan B. Bozeman Designs,
 31                                                                      Inc. (residential interior design); former office
                                                                         manager, Interweb, Inc. (web designer and
                                                                         provider); former showroom salesperson,
                                                                         Scalamandre, Inc. (decorative fabrics
                                                                         manufacturer); Director, First Citizens
                                                                         BancShares, Inc. and First-Citizens Bank &
                                                                         Trust Company, Raleigh, NC

 Frank B. Holding(5)            Vice Chairman                   1970     Executive Vice Chairman, First Citizens
 71                                                                      BancShares, Inc. and First-Citizens Bank &
                                                                         Trust Company, Raleigh, NC; Director,
                                                                         Southern BancShares (N.C.), Inc., Mount
                                                                         Olive, NC

 Dan H. Jordan                  Director                        1970     Retired farmer and businessman
 76

                                                         YEAR FIRST
        NAME AND AGE        POSITIONS WITH BANCORP(1)    ELECTED(2)  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
--------------------------- --------------------------- ------------ ---------------------------------------------
 E. Hite Miller, Sr.        Chairman                        1980     Officer of Bancorp and FCBank
 74

 N. Welch Morrisette, Jr.   Director                        1970     Retired attorney
 78

 E. Perry Palmer            Director                        1993     Owner, E. P. Palmer Corporation (funeral
 64                                                                  service)

 William E. Sellars         Director                        1970     President, C. W. Haynes and Company, Inc.
 75                                                                  (mortgage banking and real estate)

 Henry F. Sherrill          Director                        1970     Attorney and Partner, Sherrill and Roof, LLP
 77

---------

(1) Each Bancorp director also serves as a director of FCBank, and Messrs. Apple, Cottingham, Edwards and Miller also serve as directors of Exchange Bank.

(2) The term "Year First Elected" refers to the year in which each director originally was elected as a director of Bancorp or, if prior to Bancorp's organization in 1982, as a director of the FCBank.

(3) Messrs. Bristow, Cottingham and Edwards were appointed as directors during October 1999 to fill vacancies resulting from an increase in the number of Bancorp's directors. Messrs. Cottingham and Edwards were appointed as directors, and have been nominated for reelection, pursuant to the terms of the written agreement pertaining to Bancorp's acquisition of Exchange Bank during 1999 which provided that two of Exchange Bank's directors selected by it and Bancorp would be nominated for election as directors of Bancorp.

(4)  Robert B. Haynes and Wycliffe E. Haynes are brothers.

(5) Mr. Holding is Ms. Holding's uncle and Mr. Bristow's father-in-law. Mr. Bristow's spouse is Ms. Holding's first cousin.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE 18 NOMINEES FOR DIRECTOR NAMED ABOVE. THE 18 NOMINEES RECEIVING THE HIGHEST NUMBERS OF VOTES WILL BE ELECTED AS DIRECTORS.



MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

     Bancorp's Board of Directors held four regular meetings and one special meeting during 1999. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which they served.

     The members of the Boards of Directors of Bancorp and FCBank are the same. The Boards have several standing committees, including an Audit Committee and a Compensation Committee. The Boards do not have a standing nominating committee or any other committee performing an equivalent function.


     The Audit Committee is a joint committee of Bancorp's and FCBank's Boards of Directors and currently consists of George H. Broadrick -- Chairman, Jack M. Edwards, and Lewis M. Henderson. The Committee oversees the audit program conducted by FCBank's internal audit staff and, subject to approval of the Board of Directors, engages Bancorp's independent accounting firm to conduct an annual audit of Bancorp's consolidated financial statements. The Committee receives reports from, and reviews non-audit services proposed by management to be provided by, Bancorp's independent accountants. The Audit Committee held five meetings during 1999.


     The Compensation Committee is a separate committee of FCBank's Board of Directors. As further described below, the Compensation Committee makes recommendations to the Board regarding the salaries of FCBank's executive officers and with respect to such other compensation matters as it deems appropriate. During 1999, the Compensation Committee held two meetings. Bancorp's officers are compensated by FCBank for their services as officers of FCBank, and they receive no separate compensation from Bancorp for their services as officers of Bancorp. Therefore, Bancorp's Board of Directors does not have a compensation committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     FCBank's Compensation Committee consists of George H. Broadrick -- Chairman, William E. Sellars and Henry F. Sherrill.

     Mr. Broadrick also serves as a director of First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), and its holding company, First Citizens BancShares, Inc. ("BancShares"). Prior to his retirement in 1987, he served as President of both BancShares and FCB/NC, and he currently serves as a consultant to FCB/NC. Under an agreement between FCB/NC and FCBank, FCB/NC provides to FCBank data and item processing, investment, accounting and management consulting services (including the services of Frank B. Holding as Vice Chairman of Bancorp and FCBank), and services as trustee for FCBank's Pension Plan and Section 401(k) plan. During 1999, the aggregate fees paid by FCBank to FCB/NC for such services were approximately $6,273,555. Additional information regarding the services provided by FCB/NC are contained below under the caption "Transactions with Management."

     Mr. Sellars is President of C. W. Haynes and Company, Inc. ("C. W. Haynes") and serves as a consultant to FCBank with respect to matters relating to real estate and mortgage lending. During 1999, FCBank paid $5,000 per month to C.W. Hanes as reimbursement for Mr. Sellars' services. That arrangement is expected continue during 2000 at a rate of $5,250 per month.

     Mr. Sherrill provided legal services to Bancorp and FCBank during 1999 as their general counsel, and he is expected to continue to provide such services during 2000. During 1999, Bancorp and FCBank paid an aggregate of $284,044 to Mr. Sherrill's law firm, Sherrill and Roof, LLP, for those services.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     FCBank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. However, at the present time, annual salary is the only form of compensation paid to or for the benefit of executive officers (other than benefits under FCBank's 401(k) plan and other customary employee benefit and welfare plans, including a defined benefit pension plan). The Compensation Committee (the "Committee") administers FCBank's compensation program and has responsibility for matters involving the compensation of executive officers.

     For 1999, the Committee established a recommended salary for each executive officer (including the chief executive officer) based on an evaluation of that officer's individual level of responsibility and performance. The Committee's recommendations were reported to and subject to the approval of the Board of Directors which made all final decisions regarding the salaries of executive officers. The performance of individual executive officers and FCBank's financial performance generally were considered by the Committee and the Board of Directors in connection with the setting of salaries for 1999. However, except as further described below with respect to E. Hite Miller, Sr., the setting of salaries largely is subjective and there are no specific formulae, objective criteria or other such mechanism by which adjustments to each executive officer's salary are tied empirically to his individual performance or to FCBank's financial performance.

     Mr. Miller, who serves as Chairman of the Board, also served as Chief Executive Officer until April 22, 1998, when Jim B. Apple, who serves as President, was appointed to such position. Mr. Miller is employed by FCBank pursuant to a three-year employment agreement dated April 21, 1998, which provides that his salary be increased annually by a percentage not less than the average percentage of increases granted to other officers of FCBank whose salaries are required to be approved by the Compensation Committee.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of FCBank's executive officers receive annual compensation approaching that amount, FCBank's Board of Directors has not adopted a policy with respect to Section 162(m).

                  Compensation Committee:  GEORGE H. BROADRICK, Chairman
                                           WILLIAM E. SELLARS
                                           HENRY F. SHERRILL


DIRECTORS' FEES

     During 1999, each director (with the exception of Mr. Holding, Mr. Sellars, and directors who are executive officers of Bancorp or FCBank) received $650 for attendance at each meeting of Bancorp's Board, $350 for attendance at each meeting of FCBank's Board, and $200 for attendance at each meeting of the Executive, Audit or Trust Committee and at meetings of certain other committees not held in conjunction with a meeting of the Board. Directors of Exchange Bank receive $550 per quarter for their service as directors and $550 for attendance at each meeting of that Board's Executive Committee.

EXECUTIVE OFFICERS

     The executive officers of Bancorp and FCBank are as follows:



NAME AND AGE                POSITION AND PREVIOUS BUSINESS EXPERIENCE
-------------------------   ---------------------------------------------------------------------------------
E. Hite Miller, Sr.         Chairman of Bancorp and FCBank (since April 1998); previously served as Chief
74                          Executive Officer of Bancorp and FCBank

Frank B. Holding            Vice Chairman of Bancorp and FCBank
71

Jim B. Apple                President (since April 1994) and Chief Executive Officer (since April 1998) of
47                          Bancorp and FCBank; prior to April 1998, served as Bancorp's and FCBank's
                            Chief Operating Officer

Peter M. Bristow            Executive Vice President and Chief Operating Officer of Bancorp and FCBank
33                          (since October 1999); previously served as Senior Vice President (1997-1999) and
                            Vice President (1995-1997) of FCBank

Jay C. Case                 Executive Vice President (since April 1998) and Chief Financial Officer of
58                          Bancorp; Executive Vice President (since October 1995) and Chief Financial
                            Officer of FCBank

David G. Barnett            Executive Vice President (since October 1999) and Retail Division Executive
40                          (since November 1998) of FCBank; previously, served as Senior Vice President
                            (1996-1999); prior to 1996, employed by NationsBank as Senior Vice President

Charles S. McLaurin III     Executive Vice President and Retail Division Executive of FCBank (since July
61                          1995), and Vice Chairman and a director of Exchange Bank; previously served as
                            Senior Vice President and Regional Supervisor of FCBank

Sharon W. Bryant            Senior Vice President (since July 1999), Human Resources Director (since June
38                          1999) and Trust and Investor Services Director (since January 2000) of FCBank;
                            prior to June 1999, served as Senior Vice President and Midland Area Executive for First Union National Bank.

Charles D. Cook             Senior Vice President and Commercial Lending Director of FCBank; Director of
56                          Exchange Bank

Craig L. Nix                Senior Vice President and Treasurer of Bancorp and Senior Vice President and
28                          Controller of FCBank (since January 2000); previously served as Audit Manager
                            (1998-1999) and Senior Auditor (1993-1997), PricewaterhouseCoopers LLP, and
                            Audit Director of Financial Services (1997-1998), Resource Bancshares Mortgage
                            Group, Inc. (mortgage banking)

Edgar L. Prosser            Senior Vice President and Consumer Lending Director of FCBank (since April
46                          1995); previously served as Vice President and Consumer Loan Manager

Mike E. Toole               Audit Director of FCBank
46

E. W. Wells                 Secretary of Bancorp, FCBank and Exchange Bank
57

EXECUTIVE COMPENSATION


     The following table describes the cash and certain other compensation received or deferred by the Chief Executive Officer and certain other executive officers of Bancorp and FCBank for the years indicated. Bancorp's officers are compensated by FCBank for their services as officers of FCBank, and they receive no salaries or other separate compensation from Bancorp.



                           SUMMARY COMPENSATION TABLE




                                                         ANNUAL COMPENSATION
                                            ----------------------------------------------
                                              SALARY                  OTHER ANNUAL           ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      ($)(1)     BONUS ($)     COMPENSATION($)(2)     COMPENSATION($)(3)
--------------------------------   ------   ---------   -----------   --------------------   -------------------
E. Hite Miller, Sr. (4)            1999      268,954       -0-                -0-                  80,149
 Chairman of the Board             1998      243,750       -0-                -0-                  80,146
                                   1997      218,750       -0-                -0-                  79,759
Jim B. Apple                       1999      271,594       -0-                -0-                   7,600
 President and                     1998      218,752       -0-                -0-                   7,550
 Chief Executive Officer           1997      193,750       -0-                -0-                   7,154
Jay C. Case                        1999      202,586       -0-                -0-                   7,618
 Executive Vice President and      1998      167,397       -0-                -0-                   7,200
 Chief Financial Officer           1997      156,600       -0-                -0-                   7,101
Charles S. McLaurin III            1999      171,530       -0-                -0-                   7,849
 Executive Vice President          1998      156,686       -0-                -0-                   7,060
                                   1997      143,606       -0-                -0-                   6,561
Peter M. Bristow                   1999      135,738       -0-                -0-                   6,028
 Executive Vice President and      1998       78,118       -0-                -0-                   3,582
 Chief Operating Officer           1997       57,995       -0-                -0-                   2,659

---------


(1) Includes amounts deferred at the election of each executive officer pursuant to FCBank's Section 401(k) plan.


(2) In addition to compensation paid in cash, executive officers receive certain personal benefits. The value of such benefits received by each named executive officer during each year did not exceed 10% of his cash compensation for that year.

(3) Except in the case of Mr. Miller, the 1999 amounts consist entirely of FCBank's contributions on behalf of each named executive officer to FCBank's Section 401(k) plan. The 1999 amount shown for Mr. Miller includes $72,596 in benefits under FCBank's pension plan and FCBank's $7,553 contribution on his behalf to the Section 401(k) plan. Although Mr. Miller remains actively employed by FCBank, under federal law mandatory pension plan distributions began during 1995 when he reached age 70 1/2.

(4) Mr. Miller is employed by FCBank pursuant to a three-year employment agreement dated April 21, 1998, which provides that his salary will be increased annually by a percentage not less than the average percentage of increases granted to other officers of FCBank whose salaries must be approved by the Compensation Committee.

PENSION PLAN

     The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits currently payable to a participant at normal retirement age under FCBank's qualified defined benefit pension plan (the "Pension Plan") based on Federal tax laws in effect on January 1, 2000.




                                            YEARS OF SERVICE
FINAL         ----------------------------------------------------------------------------
AVERAGE
COMPENSATION   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
------------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
 $  100,000    $16,219    $24,328    $ 32,437   $ 40,546   $ 48,656   $ 56,765   $ 62,765
    125,000     20,844     31,265      41,687     52,109     62,531     72,952     80,452
    150,000     25,469     38,203      50,937     63,671     76,406     89,140     98,140
    175,000     30,094     45,140      60,187     75,234     90,281    105,327    115,827
    200,000     34,719     52,078      69,437     86,796    104,156    121,515    133,515
    225,000     39,344     59,015      78,687     98,359    118,031    135,000    135,000
    250,000     43,969     65,953      87,937    109,921    131,906    135,000    135,000
    275,000     48,594     72,890      97,187    121,484    135,000    135,000    135,000
    300,000     53,219     79,828     106,437    133,046    135,000    135,000    135,000
    350,000     62,469     93,703     124,937    135,000    135,000    135,000    135,000

     Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's annual compensation covered by the Pension Plan includes base salary (including amounts deferred pursuant to FCBank's Section 401(k) plan), and a participant's benefits are based on his or her "final average compensation," which is the participant's highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $170,000 is the maximum amount of annual compensation for 2000 that can be included for purposes of calculating a participant's final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $135,000. The maximum years of credited service which may be counted in calculating benefits under the Pension Plan is 40 years.


     The credited years of service and final average compensation, respectively, as of January 1, 2000, for each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Miller -- 40 years and $156,000; Mr. Apple -- 7 years and $155,250; Mr. Case -- 25 years and $151,963; Mr. McLaurin -- 35 years and $139,825; and Mr. Bristow -- 8 years and $60,481. Although Mr. Miller remains actively employed by FCBank, under Federal law mandatory Pension Plan distributions began in 1995 when he reached age 70 1/2. His current monthly benefit is $7,353.



EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     In addition to benefits under the Pension Plan, FCBank is party to a separate agreement with each of certain senior officers of Bancorp and FCBank under which FCBank has agreed to make monthly payments to the officer for a period of ten years following retirement at age 65 (or at such other age as is agreed upon between FCBank and the officer). In return for such payments, each officer has agreed to provide certain limited consultation services to, and that he will not "compete" (as defined in the agreement) against, FCBank during the payment period. If the officer dies prior to retirement, or during the payment period following retirement, the payments due under the agreement will be paid to the officer's designated beneficiary or estate. The amounts of monthly payments provided for in the agreements currently in effect between FCBank and each of the executive officers named in the Summary Compensation Table above are as follows: Mr. Miller -- $5,208; Mr. Apple -- $5,208; Mr. Case -- $3,899; Mr. McLaurin -- $3,094; and Mr. Bristow -- $2,396.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return ("CTSR") on Bancorp's Common Stock during the previous five fiscal years with the CTSR over the same measurement period for the Nasdaq-U.S. index and the Nasdaq Banks index. The graph assumes $100 invested on January 1, 1994, and that dividends are reinvested in additional shares. However, since Bancorp has not paid dividends on its Common Stock during the previous five years, no dividend reinvestment is included in calculation of the CTSR on Bancorp's Common Stock.



       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG
                 BANCORP'S COMMON STOCK, THE NASDAQ BANKS INDEX
                             AND THE NASDAQ-US INDEX


[GRAPHIC TABLE APPEARS HERE]

          YEAR      BANCORP        NASDAQ BANKS        NASDAQ-US
          ----      -------        ------------        ---------

          1994       $100             $100              $100
          1995        121              149               141
          1996        177              197               174
          1997        263              329               213
          1998        275              327               300
          1999        248              314               542


TRANSACTIONS WITH MANAGEMENT

     FCBank and Exchange Bank have had, and expect to have in the future, banking transactions in the ordinary course of their business with certain of their and Bancorp's directors, executive officers, and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and those loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     FCBank is party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB/NC"), pursuant to which FCB/NC provides FCBank with data and item processing, investment, accounting and management consulting services (including the services of Frank B. Holding as Vice Chairman of Bancorp and FCBank), and services as trustee for FCBank's Pension Plan and Section 401(k) plan. Aggregate fees paid by FCBank to FCB/NC for all such services during 1999 totaled approximately $6,273,555, of which $99,555 was in the form of reimbursement to FCB/NC for a portion of Mr. Holding's salary paid by FCB/NC. (Mr. Holding receives no salary, directors fees or other compensation from Bancorp or FCBank for his services.) It is estimated that aggregate fees for all such services during 2000 will amount to approximately $6,700,000. FCB/NC is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("FCBancShares"). Mr. Holding, a director of Bancorp and FCBank and a principal shareholder of Bancorp, and Lewis R. Holding, also a principal shareholder of Bancorp, are directors and executive officers of FCBancShares and FCB/NC and also are principal shareholders of FCBancShares. George H. Broadrick and Carmen
P. Holding, directors of Bancorp and FCBank, also are directors of FCBancShares and

FCB/NC. The Bank's contract with FCB/NC was negotiated at arms-length and was approved by FCBank's Board of Directors, with Mr. Holding, Ms. Holding and Mr. Broadrick abstaining from the voting. Based on its comparison of the terms of the contract in previous years with terms available to it from other providers of the services being obtained from FCB/NC, management of FCBank believes the terms of its contrct with FCB/NC, including prices, are no less favorable to FCBank than could be obtained from an unrelated provider.

     Lewis M. Henderson's previous accounting firm, Tourville, Simpson & Henderson, as well as his current firm, Henderson & Associates, each performed general, non-audit related accounting services for FCBank's Trust Department during 1999.

     Certain other specific relationships or transactions are described above under the caption "Compensation Committee Interlocks and Insider Participation."


                             INDEPENDENT ACCOUNTANTS

     Bancorp's current independent accounting firm, PricewaterhouseCoopers LLP, has been reappointed by the Audit Committee to serve as Bancorp's independent accountants for 2000. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and they will have the opportunity to make a statement if they so desire.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for action by shareholders at the Annual Meeting. Should other matters properly be presented at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.


                              SHAREHOLDER PROPOSALS

     It is anticipated that the 2001 Annual Meeting will be held on April 25, 2001. Any proposal of a shareholder which is intended to be presented for action at the 2001 Annual Meeting must be received by Bancorp in writing at its main office in Columbia, South Carolina, no later than November 24, 2000, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy distributed by Bancorp in connection with that meeting. In order to be included in Bancorp's proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of Bancorp's stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

     Written notice of other shareholder proposals intended to be presented at the 2001 Annual Meeting (proposals which are not intended to be included in Bancorp's proxy statement and form of appointment of proxy) must be received by Bancorp at its main office in Columbia, South Carolina, no later than February 7, 2001, in order for such proposals to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.


                             ADDITIONAL INFORMATION

     Bancorp is subject to the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission, including without limitation proxy statements, annual reports and quarterly reports.

     A COPY OF BANCORP'S 1999 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. REQUESTS FOR COPIES SHOULD BE DIRECTED TO E. W. WELLS, SECRETARY, FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC., POST OFFICE BOX 29, COLUMBIA, SOUTH CAROLINA 29202 (TELEPHONE 252-975-2000).



March 24, 2000

             FIRST CITIZENS BANCORPORATION OF SOUTH CAROLINA, INC.
                                1230 MAIN STREET
                              POST OFFICE BOX 29
                        COLUMBIA, SOUTH CAROLINA 29202
           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints E. Hite Miller, Sr., Jim B. Apple, and E.
W. Wells, or any of them, attorneys and proxies (the "Proxies"), with power of substitution, to vote all outstanding shares of the voting securities of First Citizens Bancorporation of South Carolina, Inc. ("Bancorp") held of record by the undersigned on March 10, 2000, at the Annual Meeting of Shareholders of Bancorp to be held in the Board Room on the third floor of the First Citizens Banking Center located at 1314 Park Street, Columbia, South Carolina, at 2:30 p.m. on April 26, 2000, and at any adjournments thereof. The undersigned hereby directs that shares represented by this appointment of proxy be voted as follows:



1. FIXING THE NUMBER OF DIRECTORS: Proposal to fix the number of directors to be elected at the Annual Meeting at 18.

               [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

2. ELECTION OF DIRECTORS: Election of 18 directors of Bancorp for terms of one year or until their successors are duly elected and qualified.

   [ ] FOR all nominees listed below (except as indicated otherwise on the line below)
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees: J. B. Apple; R. W. Blackmon; P. M. Bristow; G. H. Broadrick; W. C.
Cottingham; J. M. Edwards; W. E. Hancock III; R. B. Haynes; W. E. Haynes; L. M.
Henderson; C. P. Holding; F. B. Holding; D. H. Jordan; E. H. Miller, Sr.; N. W.
Morrisette, Jr.; E. P. Palmer; W. E. Sellars; and H. F. Sherrill

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the nominee's name(s) on the line below.

--------------------------------------------------------------------------------

3. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

       PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND RETURN IT TO BANCORP IN THE ENVELOPE PROVIDED.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY "FOR" PROPOSAL 1, AND "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 2 ABOVE BY CASTING AN EQUAL NUMBER OF VOTES FOR EACH SUCH NOMINEE. IF, AT OR BEFORE THE TIME OF THE ANNUAL MEETING, ANY NOMINEE LISTED IN PROPOSAL 2 HAS BECOME UNABLE OR UNWILLING TO SERVE AS A DIRECTOR FOR ANY REASON, THE PROXIES ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE NAMED BY THE BOARD OF DIRECTORS. IF CUMULATIVE VOTING IS IN EFFECT IN THE ELECTION OF DIRECTORS, THE PROXIES MAY, IN THEIR DISCRETION, VOTE THE SHARES TO WHICH THIS APPOINTMENT OF PROXY RELATES ON A BASIS OTHER THAN EQUALLY FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 2 AND FOR LESS THAN ALL SUCH NOMINEES, BUT IN SUCH EVENT THE PROXIES WILL CAST SUCH VOTES IN A MANNER WHICH WOULD TEND TO ELECT THE GREATEST NUMBER OF SUCH NOMINEES (OR ANY SUBSTITUTES THEREFOR) AS THE NUMBER OF VOTES CAST BY THEM WOULD PERMIT.

                                             Dated -------------------- , 2000


                                             -----------------------------(SEAL)
                                                       (Signature)

                                             -----------------------------(SEAL)
                                              (Signature if held jointly)

                                             Please date and sign exactly as
                                             name appears at left. When shares
                                             are held by joint tenants, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign full
                                             corporate name by president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             IMPORTANT: TO INSURE THAT A QUORUM
                                             IS PRESENT AT THE ANNUAL MEETING,
                                             PLEASE SEND IN YOUR APPOINTMENT OF
                                             PROXY WHETHER OR NOT YOU PLAN TO
                                             ATTEND. EVEN IF YOU SEND IN YOUR
                                             APPOINTMENT OF PROXY, YOU WILL BE
                                             ABLE TO VOTE IN PERSON AT THE
                                             ANNUAL MEETING IF YOU SO DESIRE.